UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April  14, 2009

HNI Corporation
(Exact Name of Registrant as Specified in Charter)

Iowa	1-14225	42-0617510
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 East Second Street, P.O. Box 1109, Muscatine, Iowa  52761-0071
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code:  (563) 272-7400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.02	Results of Operations and Financial Condition.

On April 22, 2009, HNI Corporation (the "Corporation") issued a press release announcing its financial results for the first quarter of fiscal 2009.  A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 2.05	Costs Associated With Exit or Disposal Activities.

On April 14, 2009, the Corporation approved a plan to close its South Gate, California office furniture manufacturing facility during the second and third quarters of 2009 and consolidate production into its Cedartown, Georgia and Muscatine, Iowa manufacturing facilities.  The Corporation made this decision due to challenging market conditions and to reduce structural costs.  An estimate of the costs associated with the closure is included in the press release attached hereto as Exhibit 99.1.

Section 9 — Financial Statements and Exhibits

Item 9.01      Financial Statements and Exhibits.

The following exhibit, with respect to Item 2.02, is furnished as part of this Current Report on Form 8-K.  Those portions of the following exhibit pertaining to the cost estimates associated with the closure of the South Gate, California office furniture manufacturing facility are, with respect to Item 2.05, filed as part of this Current Report on Form 8-

Exhibit No.	Description
99.1	Text of press release dated April 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI CORPORATION
Date:	April 22, 2009	By	/s/ Steven M. Bradford
Steven M. Bradford Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Text of press release dated April 22, 2009.